Exhibit 99.1

FIRST SAVINGS FINANCIAL GROUP, INC. REPORTS FINANCIAL RESULTS FOR THE SECOND FISCAL QUARTER ENDED MARCH 31, 2023

Jeffersonville, Indiana — April 27, 2023. First Savings Financial Group, Inc. (NASDAQ: FSFG - news) (the "Company"), the holding company for First Savings Bank (the "Bank"), today reported net income of $3.7 million, or $0.54 per diluted share, for the quarter ended March 31, 2023 compared to net income of $7.0 million, or $0.98 per diluted share, for the quarter ended March 31, 2022.

Commenting on the Company’s performance, Larry W. Myers, President and CEO, stated “There continues to be a challenging environment for the banking industry, but we have taken and will continue to take prudent actions to perform while such exists. The aggressive measures taken to restructure the mortgage banking segment through expense reductions, efforts to rebuild the SBA lending segment’s lending team, and continued focus on balance sheet management for the core banking segment have provided positive results for the quarter and position the Company for enhanced performance. We continue to be selective in our lending, both in terms of asset quality and yield opportunities. We also have lengthened certain wholesale funding maturities for intermediate duration, which was a contributing factor in adversely impacting net interest margin for the quarter but somewhat protects from persistently higher interest rates while still remaining well-positioned to benefit from a potential rates-down environment, particularly on the short end of the curve. We are encouraged by the performance of the core banking segment and are optimistic for enhanced performance of the SBA lending and mortgage banking segments in future periods. Lastly, the Company repurchased 50,000 of its common shares during the quarter, which together with repurchases during the three preceding fiscal quarters totaled approximately 4.6% of outstanding shares.”

Results of Operations for the Three Months Ended March 31, 2023 and 2022

Net interest income increased $899,000, or 6.4%, to $14.9 million for the three months ended March 31, 2023 as compared to the same period 2022. The increase in net interest income was due to a $9.0 million increase in interest income, partially offset by a $8.1 million increase in interest expense. Interest income increased due to an increase in the average balance of interest-earning assets of $465.3 million, from $1.56 billion for 2022 to $2.02 billion for 2023, and an increase in the weighted-average tax-equivalent yield, from 4.14% for 2022 to 5.01% for 2023. The increase in the average balance of interest-earning assets was primarily due to increases in the average balance of investment securities and total loans of $139.3 million and $330.1 million, respectively. When excluding the impact from PPP loan payoffs, the increase in the average balance of loans was $351.6 million when comparing the two periods. Interest expense increased due to an increase in the average balance of interest-bearing liabilities of $449.0 million, from $1.23 billion for 2022 to $1.68 billion for 2023, and an increase in the average cost of interest-bearing liabilities, from 0.58% for 2022 to 2.36% for 2023. The increase in the average cost of interest-bearing liabilities for 2023 was due primarily to higher rates paid for FHLB borrowings, brokered deposits and money market deposit accounts primarily due to the increase in market interest rates.

The Company recognized a provision for loan losses of $372,000 for the three months ended March 31, 2023 due primarily to loan portfolio growth, compared to a credit for loan losses of $30,000 for the same period in 2022. The Company recognized net charge-offs of $6,000 for the three months ended March 31, 2023, compared to net charge-offs of $275,000 in 2022.

Noninterest income decreased $12.6 million for the three months ended March 31, 2023 as compared to the same period in 2022. The decrease was due primarily to decreases in mortgage banking income, net gain on sale of single tenant net lease loans and net gain on sale of SBA loans of $12.1 million, $557,000 and $420,000, respectively. The decrease in mortgage banking income was primarily due to a $12.7 million decrease in realized and unrealized hedging gains, a $3.1 million decrease in capitalized residential mortgage loan servicing rights, and a $1.3 million decrease in the fair value of the residential mortgage loan servicing rights portfolio in 2023 as compared to a $5.6 million increase in fair value recognized in 2022, partially offset by a $2.0 million increase in production revenue from originations for sale in 2023 and a $1.3 million increase in the fair value of loans held for sale and interest rate lock commitments in 2023 as compared to a $7.2 million decrease in fair value recognized in 2022. Mortgage loans originated for sale were $115.0 million in the three months ended March 31, 2023 as compared to $459.4 million for the same period in 2022. The decrease in net gain on sales of SBA loans was due primarily to decreases in production and sales volume from the SBA lending segment, and lower premiums in the secondary market. There were no sales of single tenant net lease loans during the 2023 period.

Noninterest expense decreased $7.5 million for the three months ended March 31, 2023 as compared to the same period in 2022. The decrease was due primarily to a decrease in compensation and benefits of $7.1 million. The decrease in compensation and benefits expense was due primarily to a reduction in staff and incentive compensation for the Company’s mortgage banking segment as a result of decreased mortgage banking income.

The Company recognized an income tax expense of $333,000 for the three months ended March 31, 2023 compared to income tax expense of $1.6 million for the same period in 2022. The effective tax rate for 2023 was 8.2%, which was a decrease from the effective tax rate of 18.7% in 2022. The decrease was due to recognition of investment tax credits related to solar projects in 2023 and lower pre-tax income in 2023 as compared to 2022.

Results of Operations for the Six Months Ended March 31, 2023 and 2022

The Company reported net income of $6.6 million, or $0.95 per diluted share, for the six months ended March 31, 2023 compared to net income of $11.3 million, or $1.58 per diluted share, for the six months ended March 31, 2022.

Net interest income increased $3.3 million, or 11.7%, to $31.2 million for the six months ended March 31, 2023 as compared to the same period 2022. The increase in net interest income was due to a $16.7 million increase in interest income, partially offset by a $13.5 million increase in interest expense. Interest income increased due to an increase in the average balance of interest-earning assets of $457.3 million, from $1.54 billion for 2022 to $2.00 billion for 2023, and an increase in the weighted-average tax-equivalent yield, from 4.18% for 2022 to 4.94% for 2023. The increase in the average balance of interest-earning assets was primarily due to increases in the average balance of investment securities and total loans of $145.8 million and $320.0 million, respectively. When excluding the impact from PPP loan payoffs, the increase in the average balance of loans was $356.2 million when comparing the two periods. Interest expense increased due to an increase in the average balance of interest-bearing liabilities of $431.9 million, from $1.21 billion for 2022 to $1.64 billion for 2023, and an increase in the average cost of interest-bearing liabilities, from 0.60% for 2022 to 2.08% for 2023. The increase in the average cost of interest-bearing liabilities for 2023 was due primarily to higher rates paid for FHLB borrowings, brokered deposits and money market deposit accounts primarily due to the increase in market interest rates.

The Company recognized a provision for loan losses of $1.4 million for the six months ended March 31, 2023 due primarily to loan portfolio growth, compared to $496,000 for the same period in 2022. Nonperforming loans, which consist of nonaccrual loans and loans over 90 days past due and still accruing interest, increased $1.6 million from $10.9 million at September 30, 2022 to $12.5 million at March 31, 2023. The Company recognized net charge-offs of $258,000 for the six months ended March 31, 2023, of which $238,000 was related to unguaranteed portions of SBA loans, compared to net charge-offs of $322,000 in 2022, of which $292,000 was related to unguaranteed portions of SBA loans.

Noninterest income decreased $24.0 million for the six months ended March 31, 2023 as compared to the same period in 2022. The decrease was due primarily to decreases in mortgage banking income, net gain on sale of SBA loans, and net gain on sale of single tenant net lease loans of $22.4 million, $1.3 million, and $719,000, respectively. The decrease in mortgage banking income was primarily due to a $14.0 million decrease in realized and unrealized hedging gains, a $7.4 million decrease in capitalized residential mortgage loan servicing rights, $1.9 million decrease in production revenue, and a $2.5 million decrease in the fair value of the residential mortgage loan servicing rights portfolio in 2023 as compared to a $6.2 million increase in fair value recognized in 2022, partially offset by a $2.5 million increase in the fair value of loans held for sale and interest rate lock commitments in 2023 as compared to a $7.4 million decrease in fair value recognized in 2022. Mortgage loans originated for sale were $192.6 million in the six months ended March 31, 2023 as compared to $1.0 billion in 2022. The decrease in net gain on sales of SBA loans was due primarily to decreases in production and sales volume from the SBA lending segment, and lower premiums in the secondary market. There were no sales of single tenant net lease loans during the 2023 period.

Noninterest expense decreased $14.8 million for the six months ended March 31, 2023 as compared to the same period in 2022. The decrease was due primarily to a decrease in compensation and benefits, professional fees and advertising expense of $13.7 million, $992,000 and $857,000, respectively. The decrease in compensation and benefits expense was due primarily to a reduction in staff and incentive compensation for the Company’s mortgage banking segment as a result of decreased mortgage banking income. The decreases in professional fees and advertising expense were related to the reduced activity and loan origination volume of the mortgage banking segment.

The Company recognized an income tax expense of $416,000 for the six months ended March 31, 2023 compared to tax expense of $2.4 million for the same period in 2022. The effective tax rate for 2023 was 5.9%, which was a decrease from the effective tax rate of 17.6% in 2022. The decrease was due to recognition of investment tax credits related to solar projects in 2023 and lower pre-tax income in 2023 as compared to 2022.

Comparison of Financial Condition at March 31, 2023 and September 30, 2022

Total assets increased $145.9 million, from $2.09 billion at September 30, 2022 to $2.24 billion at March 31, 2023. Net loans held for investment increased $123.9 million during the six months ended March 31, 2023, due primarily to growth in residential mortgage loans and single-tenant net lease commercial real estate loans. Excluding the impact of reclassification of $38.0 million of single tenant net lease loans as participated loan sales quarter during ending March 31, 2023, which were accounted for as secured borrowings at September 30, 2022, total assets and net loans held for investment would have increased $183.9 million and $161.9 million, respectively, during the six months ended March 31, 2023.

Total liabilities increased $130.5 million due primarily to increases in total deposits and FHLB borrowings of $27.0 million and $130.5 million, respectively, partially offset by the aforementioned $38.0 million reclassification in other borrowings. Excluding the impact of this reclassification, total liabilities would have increased $168.5 million during the six months ended March 31, 2023. The increase in FHLB borrowings was primarily used to fund loan growth. The increase in total deposits was primarily due to a $44.2 million increase in brokered deposits, partially offset by a $21.3 million decrease in noninterest-bearing deposits due primarily to customary seasonal outflows of public fund deposits. Deposits exceeding the FDIC insurance amount of $250,000 as of March 31, 2023 were not greater than 13.8% of total deposits. The amount is believed to be less than 13.8% of total deposits due to certain accounts being structured to achieve a level of insurance above the FDIC limit, but is difficult to quantify.

Common stockholders’ equity increased $15.3 million, from $151.6 million at September 30, 2022 to $166.9 million at March 31, 2023, due primarily to increases in accumulated other comprehensive income and retained net income of $12.9 million and $4.7 million, respectively. The increase in accumulated other comprehensive income (loss) was primarily due to decreasing market interest rates during the six months ended March 31, 2023, which resulted in an increase in the fair value of the available-for-sale securities portfolio. At March 31, 2023 and September 30, 2022, the Bank was considered “well-capitalized” under applicable regulatory capital guidelines.

First Savings Bank is an entrepreneurial community bank headquartered in Jeffersonville, Indiana, which is directly across the Ohio River from Louisville, Kentucky, and operates fifteen depository branches within Southern Indiana. The Bank also has three national lending programs, including single-tenant net lease commercial real estate, SBA lending and residential mortgage banking, with offices located throughout the United States. The Bank is a recognized leader, both in its local communities and nationally for its lending programs. The employees of First Savings Bank strive daily to achieve the organization’s vision, We Expect To Be The BEST community BANK, which fuels our success. The Company’s common shares trade on The NASDAQ Stock Market under the symbol “FSFG.”

This release may contain forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including the duration, extent and severity of the COVID-19 pandemic, including its effect on our customers, service providers and on the economy and financial markets in general; changes in market interest rates; changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

Contact:

Tony A. Schoen, CPA

Chief Financial Officer

812-283-0724

FIRST SAVINGS FINANCIAL GROUP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

* All share and per share amounts have been adjusted to reflect the three-for-one stock split effective September 15, 2021.

	Three Months Ended		Six Months Ended
OPERATING DATA:	March 31,		March 31,
(In thousands, except share and per share data)	2023	2022	2023	2022
Total interest income	$24,811	$15,801	$48,294	$31,563
Total interest expense	9,899	1,788	17,121	3,647

Net interest income	14,912	14,013	31,173	27,916
Provision (credit) for loan losses	372	(30)	1,356	496

Net interest income after provision (credit) for loan losses	14,540	14,043	29,817	27,420

Total noninterest income	7,516	20,072	12,704	36,663
Total noninterest expense	17,999	25,461	35,510	50,313

Income before income taxes	4,057	8,654	7,011	13,770
Income tax expense	333	1,619	416	2,430

Net income	$3,724	$7,035	$6,595	$11,340

Net income per share, basic	$0.54	$0.99	$0.96	$1.60
Weighted average shares outstanding, basic	6,842,897	7,076,355	6,879,805	7,086,739

Net income per share, diluted	$0.54	$0.98	$0.95	$1.58
Weighted average shares outstanding, diluted	6,881,496	7,156,229	6,926,277	7,173,710

Performance ratios (three-month data annualized)
Return on average assets	0.68%	1.61%	0.61%	1.31%
Return on average equity	9.15%	15.24%	8.36%	12.36%
Return on average common stockholders' equity	9.15%	15.24%	8.36%	12.36%
Net interest margin (tax equivalent basis)	3.06%	3.68%	3.23%	3.71%
Efficiency ratio	80.25%	74.70%	80.93%	77.91%

			QTD		FYTD
FINANCIAL CONDITION DATA:	March 31,	December 31,	Increase	September 30,	Increase
(In thousands, except per share data)	2023	2022	(Decrease)	2022	(Decrease)
Total assets	$2,239,606	$2,196,919	$42,687	$2,093,725	$145,881
Cash and cash equivalents	41,810	38,278	3,532	41,665	145
Investment securities	336,317	330,683	5,634	318,075	18,242
Loans held for sale	48,783	44,281	4,502	60,462	(11,679)
Gross loans (1)	1,614,898	1,599,020	15,878	1,489,904	124,994
Allowance for loan losses	16,458	16,080	378	15,360	1,098
Interest earning assets	2,032,610	1,994,374	38,236	1,898,051	134,559
Goodwill	9,848	9,848	-	9,848	-
Core deposit intangibles	668	721	(53)	775	(107)
Loan servicing rights	65,045	65,598	(553)	67,194	(2,149)
Noninterest-bearing deposits	318,869	315,390	3,479	340,172	(21,303)
Interest-bearing deposits (2)	1,224,013	1,222,451	1,562	1,175,662	48,351
Federal Home Loan Bank borrowings	437,795	377,643	60,152	307,303	130,492
Subordinated debt and other borrowings, net of issuance costs	50,330	95,458	(45,128)	88,206	(37,876)
Total liabilities	2,072,708	2,036,775	35,933	1,942,160	130,548
Accumulated other comprehensive income (loss)	(14,199)	(19,000)	4,801	(27,079)	12,880
Stockholders' equity, net of noncontrolling interests	166,898	160,144	6,754	151,565	15,333

Book value per share	$24.31	$23.15	$1.16	$21.74	$2.57
Tangible book value per share (3)	22.78	21.62	1.16	20.22	2.56

Non-performing assets:
Nonaccrual loans - SBA guaranteed	$5,456	$5,465	$(9)	$5,474	$(18)
Nonaccrual loans - unguaranteed	6,993	6,058	935	5,382	1,611
Total nonaccrual loans	$12,449	$11,523	$926	$10,856	$1,593
Accruing loans past due 90 days	-	-	-	-	-
Total non-performing loans	12,449	11,523	926	10,856	1,593
Foreclosed real estate	-	-	-	-	-
Troubled debt restructurings classified as performing loans	2,446	2,580	(134)	2,714	(268)
Total non-performing assets	$14,895	$14,103	$792	$13,570	$1,325

Asset quality ratios:
Allowance for loan losses as a percent of total gross loans	1.02%	1.01%	0.01%	1.03%	(0.01)%
Allowance for loan losses as a percent of nonperforming loans	132.20%	139.55%	(7.34)%	141.49%	(9.29)%
Nonperforming loans as a percent of total gross loans	0.77%	0.72%	0.05%	0.73%	0.04%
Nonperforming assets as a percent of total assets	0.67%	0.64%	0.02%	0.65%	0.02%

(1)	Includes $45.2 million and $38.0 million of single tenant net lease loans accounted for as secured borrowings at December 31, 2022 and September 30, 2022, respectively, which were reclassified as participated loan sales during the quarter ended March 31, 2023.

(2)	Includes $337.0 million, $326.2 million and $292.5 million of brokered certificates of deposit at March 31, 2023, December 31, 2022 and September 30, 2022, respectively.

(3)	See reconciliation of GAAP and non-GAAP financial measures for additional information relating to calculation of this item.

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES (UNAUDITED):

The following non-GAAP financial measures used by the Company provide information useful to investors in understanding the Company's performance. The Company believes the financial measures presented below are important because of their widespread use by investors as a means to evaluate capital adequacy and earnings. The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company's consolidated financial statements and reconciles those non-GAAP financial measures with the comparable GAAP financial measures.

			QTD		FYTD
Tangible Book Value Per Share	March 31,	December 31,	Increase	September 30,	Increase
(In thousands, except share and per share data)	2023	2022	(Decrease)	2022	(Decrease)
Stockholders' equity, net of noncontrolling interests (GAAP)	$166,898	$160,144	$6,754	$151,565	$15,333
Less: goodwill and core deposit intangibles	(10,516)	(10,569)	53	(10,623)	107
Tangible equity (non-GAAP)	$156,382	$149,575	6,807	$140,942	15,440

Outstanding common shares	6,865,921	6,917,921	(52,000)	6,970,631	(104,710)

Tangible book value per share (non-GAAP)	$22.78	$21.62	$1.16	$20.22	$2.56

Book value per share (GAAP)	$24.31	$23.15	$1.16	$21.74	$2.57

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED):	As of
Summarized Consolidated Balance Sheets	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except per share data)	2023	2022	2022	2022	2022
Total cash and cash equivalents	$41,810	$38,278	$41,665	$37,468	$31,105
Total investment securities	336,317	330,683	318,075	309,027	284,674
Total loans held for sale	48,783	44,281	60,462	188,031	152,652
Total loans, net of allowance for loan losses	1,598,440	1,582,940	1,474,544	1,267,816	1,126,818
PPP loans	523	591	1,310	1,766	13,415
Loan servicing rights	65,045	65,598	67,194	69,039	68,267
Total assets	2,239,606	2,196,919	2,093,725	2,006,666	1,801,944

Retail deposits	$1,206,154	$1,211,677	$1,223,330	$1,186,582	$1,151,437
Brokered deposits	336,728	326,164	292,504	159,125	69,752
Total deposits	1,542,882	1,537,841	1,515,834	1,345,707	1,221,189
Federal Home Loan Bank borrowings	437,795	377,643	307,303	404,098	296,592

Common stock and additional paid-in capital	$27,443	$27,425	$26,848	$27,236	$27,154
Retained earnings - substantially restricted	166,652	163,890	161,927	161,438	159,732
Accumulated other comprehensive income (loss)	(14,199)	(19,000)	(27,079)	(12,560)	(1,336)
Unearned stock compensation	(1,211)	(1,361)	(969)	(1,075)	(1,180)
Less treasury stock, at cost	(11,787)	(10,810)	(9,162)	(5,826)	(4,417)
Total stockholders' equity	166,898	160,144	151,565	169,213	179,953

Outstanding common shares	6,865,921	6,917,921	6,970,631	7,110,706	7,169,826

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):	Three Months Ended
Summarized Consolidated Statements of Income	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except per share data)	2023	2022	2022	2022	2022
Total interest income	$24,811	$23,483	$21,152	$18,479	$15,801
Total interest expense	9,899	7,222	4,327	2,568	1,788
Net interest income	14,912	16,261	16,825	15,911	14,013
Provision (credit) for loan losses	372	984	880	532	(30)
Net interest income after provision (credit) for loan losses	14,540	15,277	15,945	15,379	14,043

Total noninterest income	7,516	5,188	4,531	10,033	20,072
Total noninterest expense	17,999	17,511	19,514	22,835	25,461
Income before income taxes	4,057	2,954	962	2,577	8,654
Income tax expense (benefit)	333	83	(446)	(61)	1,619
Net income	$3,724	$2,871	$1,408	$2,638	$7,035

Net income per share, basic	$0.54	$0.42	$0.20	$0.37	$0.99
Weighted average shares outstanding, basic	6,842,897	6,915,909	6,988,873	7,073,204	7,076,355

Net income per share, diluted	$0.54	$0.41	$0.20	$0.37	$0.98
Weighted average shares outstanding, diluted	6,881,496	6,972,055	7,056,138	7,145,288	7,156,229

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Consolidated Performance Ratios (Annualized)	2023	2022	2022	2022	2022
Return on average assets	0.68%	0.54%	0.28%	0.55%	1.61%
Return on average equity	9.15%	7.50%	3.30%	6.06%	15.24%
Return on average common stockholders' equity	9.15%	7.50%	3.30%	6.06%	15.24%
Net interest margin (tax equivalent basis)	3.06%	3.41%	3.75%	3.77%	3.68%
Efficiency ratio	80.25%	81.64%	91.37%	88.02%	74.70%

	As of or for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Consolidated Asset Quality Ratios	2023	2022	2022	2022	2022
Nonperforming loans as a percentage of total loans	0.77%	0.72%	0.73%	0.77%	0.88%
Nonperforming assets as a percentage of total assets	0.67%	0.64%	0.65%	0.63%	0.73%
Allowance for loan losses as a percentage of total loans	1.02%	1.01%	1.03%	1.17%	1.27%
Allowance for loan losses as a percentage of nonperforming loans	132.20%	139.55%	141.49%	151.59%	143.94%
Net charge-offs to average outstanding loans	0.00%	0.02%	0.03%	0.00%	0.02%

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):	Three Months Ended
Segmented Statements of Income Information	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except per share data)	2023	2022	2022	2022	2022
Core Banking Segment:
Net interest income	$13,632	$15,008	$14,994	$13,848	$11,847
Provision (credit) for loan losses	422	701	769	910	(240)
Net interest income after provision (credit) for loan losses	13,210	14,307	14,225	12,938	12,087
Noninterest income	1,733	1,928	1,808	2,379	2,163
Noninterest expense	10,651	9,797	10,499	10,187	9,811
Income before income taxes	4,292	6,438	5,534	5,130	4,439
Income tax expense	401	946	735	568	330
Net income	$3,891	$5,492	$4,799	$4,562	$4,109

SBA Lending Segment (Q2):
Net interest income	$1,093	$995	$1,182	$1,449	$1,602
Provision (credit) for loan losses	(50)	283	111	(378)	210
Net interest income after provision (credit) for loan losses	1,143	712	1,071	1,827	1,392
Noninterest income	1,636	754	480	584	1,658
Noninterest expense	2,662	1,924	1,891	2,341	2,253
Income (loss) before income taxes	117	(458)	(340)	70	797
Income tax expense (benefit)	20	(107)	(123)	26	240
Net income (loss)	$97	$(351)	$(217)	$44	$557

Mortgage Banking Segment:
Net interest income	187	$258	$649	$614	$564
Provision for loan losses	-	-	-	-	-
Net interest income after provision for loan losses	187	258	649	614	564
Noninterest income	4,147	2,506	2,243	7,070	16,251
Noninterest expense	4,686	5,790	7,124	10,307	13,397
Income (loss) before income taxes	(352)	(3,026)	(4,232)	(2,623)	3,418
Income tax expense (benefit)	(88)	(756)	(1,058)	(655)	1,049
Net income (loss)	$(264)	$(2,270)	$(3,174)	$(1,968)	$2,369

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):	Three Months Ended
Segmented Statements of Income Information	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except per share data)	2023	2022	2022	2022	2022
Net Income (Loss) Per Share by Segment
Net income per share, basic - Core Banking	$0.57	$0.80	$0.68	$0.64	$0.58
Net income (loss) per share, basic - SBA Lending (Q2)	0.01	(0.05)	(0.03)	0.01	0.08
Net income (loss) per share, basic - Mortgage Banking	(0.04)	(0.33)	(0.45)	(0.28)	0.33
Total net income per share, basic	$0.54	$0.42	$0.20	$0.37	$0.99

Net Income (Loss) Per Diluted Share by Segment
Net income per share, diluted - Core Banking	$0.57	$0.79	$0.68	$0.64	$0.57
Net income (loss) per share, diluted - SBA Lending (Q2)	0.01	(0.05)	(0.03)	0.01	0.08
Net income (loss) per share, diluted - Mortgage Banking	(0.04)	(0.33)	(0.45)	(0.28)	0.33
Total net income per share, diluted	$0.54	$0.41	$0.20	$0.37	$0.98

Return on Average Assets by Segment (three-month data annualized)
Core Banking	0.85%	1.17%	1.08%	1.12%	1.14%
SBA Lending	0.42%	(1.38)%	(0.85)%	0.17%	1.80%
Mortgage Banking	(1.14)%	(9.31)%	(9.44)%	(4.50)%	5.38%

Efficiency Ratio by Segment (three-month data annualized)
Core Banking	69.32%	57.85%	62.49%	62.78%	70.03%
SBA Lending	97.54%	110.01%	113.78%	115.15%	69.11%
Mortgage Banking	108.12%	209.48%	246.33%	134.14%	79.67%

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):	Three Months Ended
Noninterest Expense Detail by Segment	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2023	2022	2022	2022	2022
Core Banking Segment:
Compensation (4)	$5,578	$5,275	$4,444	$5,995	$5,207
Occupancy	1,401	1,443	1,374	1,412	1,393
Advertising	298	213	272	284	297
Other	3,374	2,866	4,409	2,496	2,914
Total Noninterest Expense	$10,651	$9,797	$10,499	$10,187	$9,811

SBA Lending Segment (Q2):
Compensation	$1,800	$1,622	$1,690	$1,619	$1,724
Occupancy	70	54	41	60	64
Advertising	8	2	8	3	9
Other	784	246	152	659	456
Total Noninterest Expense	$2,662	$1,924	$1,891	$2,341	$2,253

Mortgage Banking Segment:
Compensation (4)	$3,029	$3,788	$5,091	$7,601	$10,292
Occupancy	449	363	491	597	622
Advertising	213	203	319	519	696
Other	995	1,436	1,223	1,590	1,787
Total Noninterest Expense	$4,686	$5,790	$7,124	$10,307	$13,397

(4) Compensation includes increases for Core Banking and corresponding decreases for Mortgage Banking segment that represent intersegment allocations for loans originated by the Mortgage Banking segment to be held for investment in the Core Banking loan portfolio of:	$1,328	$1,192	$945	$1,164	$869

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):	Three Months Ended
Mortgage Banking Noninterest Expense Fixed vs. Variable	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2023	2022	2022	2022	2022
Noninterest Expense - Fixed Expenses	$3,513	$4,561	$5,724	$6,989	$7,936
Noninterest Expense - Variable Expenses (5)	1,173	1,229	1,400	3,318	5,461
Total Noninterest Expense	$4,686	$5,790	$7,124	$10,307	$13,397

	Three Months Ended
SBA Lending (Q2) Data	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except percentage data)	2023	2022	2022	2022	2022
Final funded loans guaranteed portion sold, SBA	$15,337	$11,293	$3,772	$5,364	$14,355

Gross gain on sales of loans, SBA	$1,293	$936	$393	$592	$1,670
Weighted average gross gain on sales of loans, SBA	8.43%	8.29%	10.42%	11.04%	11.63%

Net gain on sales of loans, SBA (6)	$907	$775	$249	$486	$1,327
Weighted average net gain on sales of loans, SBA	5.91%	6.86%	6.60%	9.06%	9.24%

	Three Months Ended
Mortgage Banking Data	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except percentage data)	2023	2022	2022	2022	2022
Mortgage originations for sale in the secondary market	$115,011	$77,605	$185,981	$421,426	$459,434

Mortgage sales	$99,711	$96,177	$241,804	$426,200	$478,816

Gross gain on sales of loans, mortgage banking (7)	$2,308	$1,217	$2,630	$7,419	$10,988
Weighted average gross gain on sales of loans, mortgage banking	2.31%	1.27%	1.09%	1.74%	2.29%

Mortgage banking income (8)	$4,149	$2,496	$2,246	$7,093	$16,254

(5)	Variable expenses include incentive compensation and advertising expenses.

(6)	Inclusive of gains on servicing assets and net of commissions, referral fees, SBA repair fees and discounts on unguaranteed portions held-for-investment.

(7)	Inclusive of gains on capitalized mortgage servicing rights, realized hedging gains and loan fees, and net of lender credits and other investor expenses.

(8)	Inclusive of loan fees, servicing income, gains or losses on mortgage servicing rights, fair value adjustments and gains or losses on derivative instruments, and net of lender credits and other investor expenses.

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):	Three Months Ended
Summarized Consolidated Average Balance Sheets	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2023	2022	2022	2022	2022
Interest-earning assets
Average balances:
Interest-bearing deposits with banks	$27,649	$19,379	$28,318	$25,068	$36,029
Loans, excluding PPP loans	1,620,589	1,582,538	1,477,857	1,381,366	1,268,983
PPP loans	558	644	1,310	4,271	22,066
Investment securities - taxable	110,373	111,936	94,836	103,536	50,165
Investment securities - nontaxable	242,530	241,504	230,312	202,534	163,472
FRB and FHLB stock	23,289	20,063	19,890	18,691	19,021
Total interest-earning assets	$2,024,988	$1,976,064	$1,852,523	$1,735,466	$1,559,736

Interest income (tax equivalent basis):
Interest-bearing deposits with banks	$192	$144	$97	$37	$13
Loans, excluding PPP loans	21,337	20,219	18,012	15,788	13,745
PPP loans	2	3	17	177	258
Investment securities - taxable	957	955	740	769	420
Investment securities - nontaxable	2,533	2,505	2,352	1,987	1,571
FRB and FHLB stock	364	220	265	169	146
Total interest income (tax equivalent basis)	$25,385	$24,046	$21,483	$18,927	$16,153

Weighted average yield (tax equivalent basis, annualized):
Interest-bearing deposits with banks	2.78%	2.97%	1.37%	0.59%	0.14%
Loans, excluding PPP loans	5.27%	5.11%	4.88%	4.57%	4.33%
PPP loans	1.43%	1.86%	5.19%	16.58%	4.68%
Investment securities - taxable	3.47%	3.41%	3.12%	2.97%	3.35%
Investment securities - nontaxable	4.18%	4.15%	4.08%	3.92%	3.84%
FRB and FHLB stock	6.25%	4.39%	5.33%	3.62%	3.07%
Total interest-earning assets	5.01%	4.87%	4.64%	4.36%	4.14%

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):	Three Months Ended
Summarized Consolidated Average Balance Sheets	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2023	2022	2022	2022	2022
Interest-bearing liabilities
Average balances:
Interest-bearing deposits	$1,251,080	$1,213,419	$1,125,659	$998,868	$922,137
Federal Home Loan Bank borrowings	374,593	311,146	301,027	325,460	280,190
Subordinated debt and other borrowings	50,293	88,304	50,179	50,152	24,592
Total interest-bearing liabilities	$1,675,966	$1,612,869	$1,476,865	$1,374,480	$1,226,919

Interest expense:
Interest-bearing deposits	$6,265	$4,158	$2,306	$1,047	$738
Federal Home Loan Bank borrowings	2,915	1,919	1,111	811	681
Subordinated debt and other borrowings	719	1,145	714	710	369
Total interest expense	$9,899	$7,222	$4,131	$2,568	$1,788

Weighted average cost (annualized):
Interest-bearing deposits	2.00%	1.37%	0.82%	0.42%	0.32%
Federal Home Loan Bank borrowings	3.11%	2.47%	1.48%	1.00%	0.97%
Subordinated debt and other borrowings	5.72%	5.19%	5.69%	5.66%	6.00%
Total interest-bearing liabilities	2.36%	1.79%	1.12%	0.75%	0.58%

Interest rate spread (tax equivalent basis, annualized)	2.65%	3.08%	3.52%	3.61%	3.56%

Net interest margin (tax equivalent basis, annualized)	3.06%	3.41%	3.75%	3.77%	3.68%